Exhibit 4.4.3

TWENTY-FOURTH SUPPLEMENTAL INDENTURE dated as of the first day of March, 1967, made and entered into by and between WESTERN MASSACHUSETTS ELECTRIC COMPANY, a corporation organized under the laws of the Commonwealth of Massachusetts having its principal place of business at West Springfield in the County of Hampden, in said Commonwealth, (hereinafter called the Company) and OLD COLONY TRUST COMPANY, a corporation organized under the laws of the Commonwealth of Massachusetts, and having its principal office and usual place of business at Boston in the County of Suffolk in said Commonwealth, (hereinafter called the Trustee).

WITNESSETH that:

WHEREAS the Company has heretofore executed and delivered to the Trustee its First Mortgage Indenture and Deed of Trust dated as of August 1, 1954, (hereinafter as amended by a First Supplemental Indenture dated as of October 1, 1954, called the Original Indenture) conveying certain property therein described in trust as security for the Bonds of the Company to be issued thereunder as therein provided and for other purposes more particularly specified therein, and the Trustee has accepted said Trust; and

WHEREAS there are now outstanding thereunder $11,000,000 aggregate principal amount of First Mortgage Bonds, Series A, 2.95% due October 1, 1973; under said First Supplemental Indenture, $6,000,000 aggregate principal amount of First Mortgage Bonds, Series B, 3 1/8%, due October 1, 1984; under a Sixth Supplemental Indenture, $12,000,000 aggregate principal amount of First Mortgage Bonds, Series C, 4 3/8% due April 1, 1987; and under a Sixteenth Supplemental Indenture $8,000,000 aggregate principal amount of First Mortgage Bonds, Series E, 4 3/8%, due May 1, 1992; and

WHEREAS the Company has authorized the issue pursuant to Section 3.08 of the Original Indenture of an additional series of its fully registered First Mortgage Bonds without coupons, to be issued under the Original Indenture and this Twenty-fourth Supplemental Indenture (hereinafter with all prior Supplemental Indentures called the Indenture) to be designated "First Mortgage Bonds, Series F, 5 3/4%, due March 1, 1997" (hereinafter called the Series F Bonds) and to be limited in aggregate principal amount to $15,000,000, being the entire issue of the Series F Bonds; and

WHEREAS the Company, pursuant to votes or resolutions duly and legally adopted by its Board of Directors and by its stockholder at meetings duly called and held for the purpose, has duly authorized the execution and delivery of this Twenty-fourth Supplemental Indenture and the issue of the Series F Bonds in the aggregate principal amount of $15,000,000; and

WHEREAS the issue of the Series F Bonds in said aggregate principal amount of $15,000,000 and the execution and delivery of this Twenty-fourth Supplemental Indenture have been duly approved to the extent required by law by the Department of Public Utilities of said Commonwealth, the Public Utilities Commission of the State of Connecticut, and by the Securities and Exchange Commission pursuant to the provisions of the Public Utility Holding Company Act of 1935; and

WHEREAS, pursuant to the provisions of Section 16.01(b) of the Original Indenture, the Company desires to add to the covenants and agreements of the Company contained in the Original Indenture other covenants and agreements to be observed after the execution and delivery of this Twenty-fourth Supplemental Indenture which its Board of Directors has considered to be for the protection of the Mortgaged Property and of the holders of the Bonds, although the freedom of action of the Company may be restricted thereby; and

     WHEREAS the permanent form of the Series F Bonds in fully registered form without coupons, and of the transfer thereof, and the form of the certificate of authentication to be affixed thereto shall be substantially as follows:


FORM of BOND

No. FR                                                      $

WESTERN MASSACHUSETTS ELECTRIC COMPANY

First Mortgage Bond, Series F. 5 3/4%, due March 1, 1997

FOR VALUE RECEIVED, WESTERN MASSACHUSETTS ELECTRIC COMPANY, a corporation of the Commonwealth of Massachusetts, (hereinafter called the Company) hereby
promises to pay to                           , or registered assigns, the
principal sum of $                 dollars, on the first day of March, 1997,
and semi-annually on the first days of March and September in each year until the Company's obligation with respect to said principal sum shall be discharged, to pay interest on said sum at the rate per annum specified in the title of this Bond from the interest payment date next preceding the date hereof to which interest has been paid on the Bonds of this series, or if the date hereof is prior to August 16, 1967 then from March 1, 1967, or if the date hereof be an interest payment date to which interest is being paid or a date between the record date for any interest payment date to which interest is paid and such interest payment date, then from such interest payment date.

Both principal and interest shall be payable at the principal office in the City of Boston in the County of Suffolk and said Commonwealth of Old Colony Trust Company, a corporation organized under the laws of said Commonwealth (hereinafter with its successors, as defined in the Indenture mentioned on the reverse hereof, generally called the Trustee), or of such successors, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts.

Each installment of interest hereon (other than overdue interest) shall be payable to the person (as defined in the Original Indenture mentioned on the reverse hereof) who shall be the registered owner of this Bond at the close of business on the record date, which shall be the February 15 or August 15, as the case may be, next preceding such interest payment date, or, if such February 15 or August 15 shall be a legal holiday or a day on which banking institutions in the City of Boston, Massachusetts, are authorized by law to close, the next preceding day which shall not be a legal holiday or a day on which such institutions are so authorized to close.

Reference is hereby made to the further provisions of this Bond set forth on the reverse hereof, including without limitation, provisions in regard to the call and redemption and the transfer and exchangeability of this Bond, and such further provisions shall for all purposes, have the same effect as though fully set forth in this place.

This Bond shall take effect as a sealed instrument.

This Bond shall not become or be valid or obligatory until the certificate of authentication hereon shall have been signed by the Trustee.

IN WITNESS WHEREOF, WESTERN MASSACHUSETTS ELECTRIC COMPANY has caused this Bond to be executed in its name and on its behalf by its President or a Vice President and its Treasurer or an Assistant Treasurer thereunto duly authorized, and its corporate seal to be impressed or imprinted hereon.

Dated:

     WESTERN MASSACHUSETTS ELECTRIC COMPANY


     By


     By


CERTIFICATE OF AUTHENTICATION

This Bond is one of the First Mortgage Bonds, Series F, 5 3/4%, due March 1, 1997, described and provided for in the within mentioned Indenture.

     OLD COLONY TRUST COMPANY, Trustee


     By
          Authorized Officer


[FORM OF BOND]

[REVERSE]

This Bond is one of a series of Bonds fully registered form known as the "First Mortgage Bonds, Series F, 5 3/4%, due March 1, 1997" of the Company, limited to fifteen million dollars ($15,000,000) in aggregate principal amount (except as provided by the terms of Section 2.13 of the Indenture mentioned below), and issued under and secured by a First Mortgage Indenture and Deed of Trust between the Company and said Old Colony Trust Company, as Trustee, dated as of August 1, l954, (herein as amended by a First Supplemental Indenture dated as of October 1, 1954, called the Original Indenture and together with all indentures stated to be supplemental thereto to which the Trustee shall be a party, including the Twenty-fourth Supplemental Indenture mentioned below, generally called the Indenture) and a Twenty-fourth Supplemental Indenture dated as of March 1, 1967, an executed counterpart of each of which is on file at the principal office of the Trustee, to which Indenture reference is hereby made for a description of the nature and extent of the security, the rights thereunder of the bearers or registered owners of Bonds issued and to be issued thereunder, the rights, duties, and immunities thereunder of the Trustee, the rights and obligations thereunder of the Company, and the terms and conditions upon which said Bonds, and other and further Bonds of other series, are issued and are to be issued; but neither the foregoing reference to the Indenture nor any provision of this Bond or of the Indenture shall affect or impair the obligation of the Company, which is absolute, unconditional and unalterable, to pay at the maturities herein provided the principal of and interest on this Bond as herein provided.

The fully registered Bonds of this series in permanent form are issuable in denominations of one thousand dollars ($1,000) and any multiple thereof.

This Bond is transferable by the registered owner hereof in person or by his duly authorized attorney at the principal office of the Trustee or at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, upon surrender and cancellation hereof, and a new Bond or Bonds of this series for a like principal amount will be issued in exchange, all as provided in the Indenture. Prior to due presentment for registration of transfer of this Bond the Company and the Trustee may deem and treat the registered owner hereof as the absolute owner hereof, whether or not this Bond be overdue, for the purpose of receiving payment and for all other purposes, and neither the Company nor the Trustee shall be affected by any notice to the contrary.

This Bond is exchangeable at the option of the registered owner hereof at the principal office of the Trustee or at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, for an equal principal amount of fully registered Bonds of this series of other denominations, in the manner and on the terms provided in the Indenture.

The Bonds of this series are subject to redemption prior to maturity upon not less than thirty (30) days' prior notice, as a whole at any time, or subject to the provisions of Section 5.06 of the Original Indenture in part from time to time, either at the option of the Company, or for the purposes of the Improvement Fund for Bonds of this series or of any other applicable provision of the Indenture, in the manner and with the effect provided in the Indenture, (i) if from Improvement Fund moneys pursuant to Article IV of said Twenty-fourth Supplemental Indenture or from moneys received by the Trustee pursuant to Sections 4.05, 4.18, 7.03, 7.04, 7.05, or 7.07 to be applied by the Trustee as provided in Section 8.03(a) or in Section 8.05 of the Original Indenture, at the applicable percentages of the called principal amount thereof specified under the column headed Special Redemption Price, below, and (ii) if at the option of the Company or pursuant to any provisions of the Indenture other than those in respect of said Improvement Fund or of the aforesaid moneys applied pursuant to Section 8.03(a) or Section 8.05 of the Original Indenture, at the applicable percentages of the called principal amount thereof specified under the column headed Optional Redemption Price, below, together in each case with accrued and unpaid interest to the date fixed for redemption:

If Redeemed                             If Redeemed
During the                              During the
12 Months'     Optional       Special   12 Months'Optional       Special
Period         Redemption     Redemption Period   Redemption     Redemption
Starting       Price          Price     Starting  Price          Price
March 1          %              %       March 1     %              %

1967           107.75         102.00    1982      103.45         101.41
1968           107.47         102.00    1983      103.16         101.35
1969           107.18         101.97    1984      102.88         101.28
1970           106.89         101.94    1985      102.59         101.22
1971           106.61         101.91    1986      102.30         101.14
1972           106.32         101.87    1987      102.01         101.07
1973           106.03         101.84    1988      101.73         100.98
1974           105.75         101.80    1989      101.44         100.90
1975           105.46         101.76    1990      101.15         100.81
1976           105.17         101.72    1991      100.87         100.71
1977           104.88         101.68    1992      100.58         100.58
1978           104.60         101.63    1993      100.29         100.29
1979           104.31         101.58    1994      100.00         100.00
1980           104.02         101.53    1995      100.00         100.00
1981           103.74         101.47    1996      100.00         100.00

Notice of redemption as aforesaid shall be mailed by the Trustee not less than thirty (30) days nor more than sixty (60) days prior to the date set for redemption, by first class mail, to the registered owners of all Bonds of this series which have been called for redemption, at their last addresses upon the books for registration kept by the Registrar.

If this Bond, or a part hereof, shall be called for redemption, or provision for such call shall have been made, as provided in the Indenture, and payment of the redemption price shall have been duly provided for by the Company, interest shall cease to accrue hereon, or on such called part, from and after the redemption date, the Company shall from the time provided in the Indenture be under no further liability in respect of the principal of, or premium, if any, or interest on, this Bond, or such called part, and the registered owner hereof shall from and after such time look for payment hereof, or of such called part, solely to the money so provided.

The Indenture contains provisions permitting the Company and the Trustee with the consent of the bearers or registered owners of not less than seventy percentum (70%) in principal amount of the Bonds at the time outstanding (except Bonds held by or for the benefit of the Company), including, if more than one series of Bonds shall be at the time outstanding, not less than seventy percentum (70% ) in principal amount of the Bonds (except Bonds held by or for the benefit of the Company) of each series affected differently from those of other series, to effect by supplemental indenture modifications or alterations of the Indenture and of the rights and obligations of the Company and of the bearers and registered owners of the Bonds; but no such modification or alteration shall be made which, without the written approval or consent of the registered owner hereof, will extend the maturity hereof or reduce the rate or extend the time for payment of interest hereon or reduce the amount of the principal hereof or of any premium payable on the redemption hereof, or which will reduce the percentage of the principal amount of Bonds or the percentage of the principal amount of Bonds of any one series required for the adoption of the modifications or alterations as aforesaid, or authorize the creation by the Company, except as expressly authorized by the Indenture, of any mortgage, pledge, or lien upon the property subjected thereto ranking prior to or on an equality with the lien thereof.

If a default as defined in the Indenture shall occur, the principal of this Bond may become or be declared due and payable before maturity, in the manner and with the effect provided in the Indenture; but any default and the consequences thereof may be waived by certain percentages of the bearers or registered owners of Bonds, all as provided in the Indenture.

No recourse shall be had for the payment of the principal of or the interest on this Bond or for any claim based hereon or otherwise in respect hereof or of the Indenture against any incorporator, stockholder, director, or officer, past, present, or future, as such, of the Company or of any predecessor or successor corporation under any constitution, statute, or rule of law, or by the enforcement of any assessment, penalty, or otherwise, all such liability being waived and released by the holder hereof by the acceptance of this Bond.



FORM FOR TRANSFER

FOR VALUE RECEIVED
hereby sell, assign, and transfer the within Bond to

                                      and hereby irrevocably constitute and
appoint
attorney to transfer said Bond on the books of the Company with full power of substitution in the premises.

Dated this       day of                           , 19

In presence of:


AND WHEREAS all requirements of law and of the certificate of incorporation as amended, and of the by-laws of the Company, including all requisite action on the part of directors and officers, and all things necessary to make the Series F Bonds, when duly executed by the Company and delivered, the valid, binding, and legal obligations of the Company, and the covenants and stipulations herein contained valid and binding obligations of the Company, have been done and performed, and the execution and delivery hereof have been in all respects duly authorized;

NOW, THEREFORE, THIS TWENTY-FOURTH SUPPLEMENTAL WITNESSETH: In consideration of the premises and of the mutual covenants herein contained and of the purchase and acceptance by the registered owners thereof of the Series F Bonds at any time issued hereunder, and of one dollar ($1) duly paid to the Company by the Trustee and for other good and valuable considerations, the receipt whereof at or before the ensealing and delivery of these presents is hereby acknowledged, and in confirmation of and supplementing the Indenture, and in the performance and observance of the provisions thereof, and in order to establish the forms and characteristics of the Series F Bonds, and to secure the payment of the principal of and premium, if any, and interest on all Bonds from time to time outstanding under the Indenture according to their tenor and effect, and to secure the performance and observance of all the covenants and conditions contained therein and in this Twenty-fourth Supplemental Indenture, the Company has executed and delivered this Twenty-fourth Supplemental Indenture, and does hereby confirm the conveyance, transfer, assignment, and mortgage of the franchises and properties as set forth in the Original Indenture and in all subsequent indentures prior hereto and has granted, bargained, sold, conveyed, assigned, transferred, mortgaged, and confirmed, and by these presents does grant, bargain, sell, convey, assign, transfer, mortgage, and confirm unto Old Colony Trust Company, as Trustee, as provided in the Indenture, its successors in the trusts thereof and hereof, and its and their assigns, all and singular the franchises and properties of the Company of the character described and defined in the Original Indenture as Mortgaged Property, including all and singular such franchises and properties which may hereafter be acquired by the Company, acquired after the execution of the Original Indenture, subject, however, to Permitted Encumbrances and to any mortgages or other liens or encumbrances thereon of the character described in Section 4.10 of the Original Indenture existing at the time of the acquisition of such franchises and properties by the Company or created contemporaneously to secure or to raise a part of the purchase price thereof and to any renewals or extensions of such mortgages or other liens or encumbrances; it being intended that such conveyance, transfer, and assignment shall include without limitation thereby all Fundable Property not previously so conveyed, transferred, or assigned to the Trustee.

There is furthermore expressly excepted and excluded from the lien and operation of this Twenty-fourth Supplemental Indenture, and from the definition of Mortgaged Property, all the property of the Company described in clauses A to J, both inclusive, of the granting clauses of said Original Indenture, whether owned at the time of the execution of this Twenty-fourth Supplemental Indenture or hereafter acquired by it.

TO HAVE AND TO HOLD all and singular the above described franchises and properties unto the said Old Colony Trust Company, as Trustee under the Indenture, its successors in the trusts thereof and hereof, and its and their assigns, to its and their own use forever.

BUT IN TRUST, NEVERTHELESS, upon the terms and trusts set forth in the Indenture for the equal pro rata benefit, security, and protection of the bearers or registered owners of the Bonds from time to time certified, issued, and outstanding under the Indenture, without any discrimination, preference, priority, or distinction of any Bond or coupon over any other Bond or coupon by reason of series, priority in the time of issue, sale, or negotiation thereof, or otherwise howsoever, except as otherwise provided in the Indenture;

PROVIDED, HOWEVER, and these presents are upon the condition that if the Company, its successors or assigns, shall pay or cause to be paid, the principal of and the premium, if any, and interest on the Bonds outstanding under the Indenture at the times and in the manner stipulated therein and in the Indenture and shall keep, perform, and observe all and singular the covenants and promises in said Bonds and in the Indenture expressed to be kept, performed, and observed by or on the part of the Company, then this Twenty-fourth Supplemental Indenture, and the estate and rights hereby granted shall, pursuant to the provisions of Article XV of the Original Indenture, cease, determine and be void, but only if the Original Indenture shall have ceased, determined and become void, as therein provided, otherwise to be and remain in full force and effect.


ARTICLE I.

DESCRIPTION AND ISSUE OF SERIES F BONDS.

     Section 1.01. The permanent Series F Bonds shall be substantially in the form hereinbefore set forth, with such changes therein as shall be approved by the Company and the Trustee, shall be designated as the First Mortgage Bonds, Series F, 5 3/4%, due March 1, 1997, of the Company, shall be issuable in the aggregate principal amount of fifteen million dollars ($15,000,000) and no more except as provided in Section 2.13 of the Original Indenture, shall be dated as provided in said Indenture and in Section 1.02 of this Twenty-fourth Supplemental Indenture, shall mature March 1, 1997, shall bear interest at the rate specified in their title as provided in said
Section 1.02 until the Company's obligation in respect of the principal thereof shall be discharged, payable semi-annually on the first days of March and September in each year as provided in said Indenture and in said Section
1.02 (the principal, premium, if any, and interest thereon being payable at the principal office of the Trustee in the City of Boston, Massachusetts, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts), shall be issued in fully registered form in denominations of one thousand dollars ($1,000) and any multiple thereof, shall be transferable as provided in Section 2.08 of said Indenture at the principal office the Trustee or at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, shall be redeemable at the times and in the manner provided in Article V of the Original Indenture and as hereinafter provided in Article III of this Twenty-fourth Supplemental Indenture and shall be entitled to the benefit of the Improvement Fund described in Article IV of this Twenty-fourth Supplemental Indenture. Notwithstanding the provisions of Section 2.11 of the Original Indenture, no charge, except for taxes or governmental charges, shall be made by the Company upon any transfer or exchange of Series F Bonds.

Series F Bonds in fully registered form may be exchanged at the principal office of the Trustee or at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, for a like aggregate principal amount of Series F Bonds in fully registered form of other denominations and, upon surrender for exchange of one or more of such Series F Bonds, the Company shall execute and the Trustee shall certify and there shall be delivered in exchange therefor a like aggregate principal amount of such Series F Bonds of other denominations. Bonds so surrendered for exchange shall be considered as having been surrendered for Cancellation and shall be forthwith Cancelled by the Trustee.

Neither the Company nor the Trustee shall be required (i) to transfer or exchange Series F Bonds for a period of fifteen days next preceding any selection of Series F Bonds to be redeemed, or (ii) to transfer or exchange any Series F Bond or that portion of any Series F Bond which has been called for redemption.

Pursuant to the provisions of Section 2.07 of the Original Indenture, the Company appoints Bankers Trust Company and its successors as the agency of the Company in the Borough of Manhattan, The City of New York, New York, for the registration, transfer, and exchange of Series F Bonds.

Section 1.02. Notwithstanding the provisions of Section 2.12 of the Original Indenture, the person in whose name any Series F Bond is registered at the close of business on any record date (as hereinbelow defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the Cancellation of such Bond upon any transfer or exchange thereof subsequent to the record date and prior to such interest payment date, except if and to the extent the Company shall default in the payment of the interest due on such interest payment date, then such defaulted interest shall be paid to the person in whose name such Bond is registered on a subsequent record date for the payment of such defaulted interest if one shall have been established as hereinafter provided and otherwise on the date of payment of such defaulted interest. A subsequent record date may be established by the Company by notice mailed to the owners of Series F Bonds not less than ten days preceding such record date, which record date shall be not more than thirty days prior to the subsequent interest payment date. The term "record date" as used in this Section with respect to any regular interest payment date shall mean the February 15 or August 15, as the case may be, next preceding such interest payment date, or, if such February 15 or August 15 shall be a legal holiday or a day on which banking institutions in The City of Boston, Massachusetts, are authorized by law to close, the next preceding day which shall not be a legal holiday or a day on which such institutions are so authorized to close.

Notwithstanding the provisions of Sections 2.01 and 2.12 of the Original Indenture, each Series F Bond shall be dated the date of the certification thereof by the Trustee, and shall bear interest on the principal amount thereof payable semi-annually on the first days of March and September in each year, until the Company's obligation with respect to the principal shall be discharged, at the rate per annum specified in the title from the interest payment date next preceding the date thereof to which interest has been paid on the Bonds of said series, or if the date thereof is prior to August 16, 1967 then from March 1, 1967, or if the date thereof be an interest payment date to which interest is being paid or a date between the record date for any interest payment date to which interest is paid and such interest payment date, then from such interest payment date.


ARTICLE II.

DIVIDEND COVENANT.

Section 2.01. The Company hereby covenants and agrees with the Trustee and with the respective owners of Series F Bonds that so long as any of the Series F Bonds shall be Outstanding the Company will not on or after January 1, 1967, declare or pay any dividends or make any other distributions (except
(a) dividends payable or distributions made in shares of common stock of the Company and (b) dividends payable in cash when, concurrently with the payment of the dividend, an amount of cash equal to the dividend is received by the Company as a capital contribution or as the proceeds of the issue and sale of its common stock) on or in respect of its common stock or purchase or otherwise acquire for a consideration any shares of its common stock if the aggregate of such dividends, distributions and such consideration for purchase or other acquisition of shares of its common stock after December 31, 1966 shall exceed:

(i) the earned surplus of the Company accumulated after December 31, 1966, (determined in accordance with generally accepted accounting principles and without giving effect to any subsequent net transfers from earned surplus to stated capital, or to any subsequent charges to earned surplus on account of such dividends, distributions, or acquisitions, or to any subsequent charges to earned surplus on account of the disposition of any amounts which may then be classified by the Company on its books as amounts in excess of the original cost of utility plant, or to any subsequent charges or credits to earned surplus applicable to the period prior to January 1, 1967, including charges for write-offs or write-downs of book values of assets owned by the Company on January 1, 1967) plus

(ii) $3,300,000 plus

(iii) such additional amount as shall be authorized or approved, upon application by the Company, by the Securities and Exchange Commission, or by any successor commission thereto, under the Public Utility Holding Company Act of 1935, less

(iv) dividends accruing subsequent to December 31, 1966, on any preferred stock of the Company; and also less

(v) the total amount, if any, by which the charges to income or earned surplus since December 31, 1966, as provision for the depreciation of Mortgaged Property shall have been less than the Replacement Fund Requirement since said date.

The term "consideration", as used in this Section, shall mean Cost or Fair Value, whichever is less, if the consideration be other than cash, and the term "provision for depreciation" shall not be deemed to include provision for the amortization of any amounts classified by the Company on its books as amounts in excess of original cost of Mortgaged Property.

In the event that the Company shall merge or consolidate with any other corporation or corporations pursuant to Article XIV of the Original Indenture, the earned surplus of the Company shall not be increased or diminished by the surplus or deficit of such corporation or corporations or by its or their earnings, dividends, distributions, or purchases prior to the date of such merger or consolidation.


ARTICLE III.

REDEMPTION OF SERIES F BONDS.

Section 3.01. The Series F Bonds shall be redeemable as a whole at any time, or, subject to the provisions of Section 5.06 of the Original Indenture, in part, from time to time, either at the option of the Company or for the purposes of the Improvement Fund provided for in Article IV hereof or of any other applicable provisions of the Indenture including this Twenty-fourth Supplemental Indenture (i) if from Improvement Fund moneys pursuant to said
Article IV or from moneys received by the Trustee pursuant to Sections 4.05, 4.18, 7.03, 7.04, 7.05, or 7.07 to be applied by the Trustee as provided in
Section 8.03(a) or in Section 8.05 of the Original Indenture, at the applicable percentages of the called principal amount thereof specified under the column headed Special Redemption Price in the form of Series F Bond hereinabove contained, and (ii) if at the option of the Company or pursuant to any provisions of the Indenture including this Twenty-fourth Supplemental Indenture, other than those in respect of said Improvement Fund or of the aforesaid moneys applied pursuant to Section 8.03(a) or Section 8.05 of the Original Indenture, at the applicable percentages of the called principal amount thereof specified under the column headed Optional Redemption Price in the form of Series F Bond hereinabove contained, together in each case with accrued and unpaid interest to the date fixed for redemption.

Section 3.02. Notice of redemption of the Series F Bonds either as a whole of in part shall be mailed by the Trustee by first class mail, postage prepaid, to the registered owner or owners of each Series F Bond called for redemption either in whole or in part not less than thirty (30) nor more than sixty (60) days prior to the date set for redemption by the Company at their last addresses as they shall appear upon the books for registration kept by the Registrar. Any notice given in the foregoing manner shall be conclusively deemed to have been duly given whether or not received by the owner or owners. Failure to give such notice by mail to the owner or owners of any Series F Bond designated for redemption in whole or in part, or any defect therein, shall not affect the validity of any proceedings for the redemption of any other Series F Bond. Except as aforesaid and except that in the event a Series F Bond shall be called for redemption in its entirety the notice need not contain the number of the Bond so called, the applicable provisions of Article V of the Original Indenture shall control and be followed in all matters connected with the redemption and payment of Series F Bonds.


ARTICLE IV.

IMPROVEMENT FUND.

Section 4.01. The Company covenants that so long as any Series F Bonds are Outstanding hereunder it will on the first day of November, 1968, and on the first day of November in each calendar year thereafter pay to the Trustee the sum of one hundred fifty thousand dollars ($150,000), as an Improvement Fund to be held and applied by the Trustee pursuant to the terms of Section 4.03 of this Article IV; provided however, that the Company may, at its option, upon filing the application and other documents described in Section 4.02 of this Article IV

(i) deposit with the Trustee Outstanding Series F Bonds, toward the satisfaction of the obligation aforesaid in an amount equal to one hundred percentum (100%) of the aggregate principal amount of Series F Bonds so deposited; and/or

(ii) irrevocably allocate Net Property Additions toward the satisfaction of the obligation aforesaid in an amount equal to sixty percentum (60%) of the Available Net Property Additions as set forth in Item G of the Certificate of Available Net Property Additions filed in connection with said application.

Section 4.02. For the purpose of determining the amount of money, if any, to be paid to the Trustee pursuant to the provisions of Section 4.01, the Company shall file with the Trustee on or before each said first day of November the following:

(a) an application consisting of an Officers' Certificate conforming to the requirements of Section 17.02 of the Original Indenture and otherwise substantially in the following form:

WESTERN MASSACHUSETTS ELECTRIC COMPANY

To Old Colony Trust Company, Trustee
under Indenture dated as of August 1, 1954

Improvement Fund Application
under Twenty-fourth Supplemental Indenture filed November 1, 19

In conformity with the provisions of Article IV of the Twenty-fourth Supplemental Indenture providing for an annual Improvement Fund in the amount of $150,000 for the benefit of the registered owners of the First Mortgage Bonds, Series F, 5 3/4%, due March 1, 1997, of the aforesaid Company issued under the aforesaid Indenture, we hereby certify that the sum of $150,000 is due at this time from the Company to you as Trustee as aforesaid on account of said Improvement Fund obligation now due and payable.

(If deposit of Series F Bonds in the aggregate principal sum of $150,000 is made, the following should be used)

Outstanding Series F Bonds in the aggregate principal sum of $150,000 are transmitted herewith for Cancellation in full satisfaction of said obligation.

(If deposit of money in the amount of $150,000 is made, the following should be used)

The sum of $150,000 is transmitted herewith in cash in full satisfaction of said obligation.

(If irrevocable allocation of Net Property Additions is in full satisfaction of the Improvement Fund obligation then current, the following should be used)

Application is hereby made irrevocably to allocate in the amount of $250,000 the Available Net Property Additions set forth in Item G of the accompanying Certificate of Available Net Property Additions in full satisfaction of said obligation.

(If full satisfaction be not achieved by any one of the foregoing, the following should be used, omitting reference to Series F Bonds and/or to money if none are transmitted, and to Net Property Additions if none are irrevocably allocated)

Outstanding Series F Bonds in the aggregate principal amount of $

        and the sum of $                      is [are] transmitted herewith
and application is hereby made irrevocably to allocate Net Property Additions shown in the accompanying Certificate of Available Net Property Additions by application of an amount equal to sixty percentum (60% ) of the Available Net Property Additions set forth in Item G of said Certificate, in full satisfaction of said obligation.



                Office held



               Office held

(b)  if Series F Bonds are transmitted

(1) Outstanding Series F Bonds in the aggregate principal amount set forth in the application described in (a) above;

(2) An Officers' Certificate containing the statements described in subparagraph (d) (1) of Section 3.04 of the Original Indenture, and a further statement that the Bonds so deposited comply with the definition of Outstanding contained in the Original Indenture.

(c)  if irrevocable allocation of any Net Property Additions be made

(1) a Directors Resolution authorizing the execution of a Supplemental Indenture in form satisfactory to the Trustee conveying, transferring and/or assigning to the Trustee all Fundable Property not previously so conveyed, transferred and/or assigned;

(2) said Supplemental Indenture duly executed by the Company, and if necessary by the Trustee, in as many counterparts as the Trustee shall require;

(3)  a Certificate of Available Net Property Additions;

(4) an Accountant's Certificate similar, except for necessary variations, to the Accountant's Certificate described in subparagraph (f) of Section 3.08 of the Original Indenture;

(5) an Engineer's Certificate similar, except for necessary variations, to the Engineer's Certificate described in subparagraph (g) of Section 3.08 of the Original Indenture.

(d) an Opinion of Counsel to the effect that the amount of the Improvement Fund obligation then due pursuant to this Section is correctly stated in said application, and that the documents described in this Section and/or the sum of money paid to the Trustee and/or the Series F Bonds transmitted to the Trustee and/or the Net Property Additions irrevocably allocated pursuant to this Section fully satisfy the liability of the Company upon the Improvement Fund obligation then due pursuant to this Section and if any Fundable Property be conveyed, assigned, and/or transferred to the Trustee, that all corporate action prerequisite or necessary for the execution and delivery of the Supplemental Indenture has been taken; that the Properly Additions described in Item B of said Certificate are Fundable Property within the definition thereof contained in the Original Indenture; and that all recording and filing in respect of said Supplemental Indenture necessary for the security of any and all Bonds has been or will be completed.

(e) The Company shall also pay to the Trustee with the documents aforesaid the sum of money, if any, set forth in the said application.

All Series F Bonds deposited with the Trustee pursuant to this Article IV shall be Canceled by it.

Section 4.03. If at the close of the first day of November, 1968, and of the first day of November in any calendar year thereafter, there shall be in the hands of the Trustee any cash paid to the Trustee pursuant to the provisions of Section 4.02, in the aggregate amount of five thousand dollars ($5,000) or more, said cash shall be set aside by the Trustee for the call and redemption of Series F Bonds then Outstanding and the Trustee, on behalf of and in the name of the Company and at the Company's expense, shall call for redemption on or prior to the next succeeding thirty-first day of December, at a redemption price in respect of each Bond so called for redemption consisting of the applicable percentage of the called principal amount thereof specified under the column headed Special Redemption Price in the forms of Series F Bonds hereinabove contained and interest accrued thereon to the date fixed for redemption, Series F Bonds to a principal amount sufficient (exclusive of premium and accrued interest) to exhaust as nearly as may be the cash so set aside. Notice to owners of the Series F Bonds called for redemption under this Section shall be given in the manner provided in Section 3.02 of this Twenty-fourth Supplemental Indenture and such Series F Bonds shall be presented for payment and paid in the manner provided in Section 5.04 of the Original Indenture; the particular Series F Bonds to be redeemed shall, unless they shall include all the Series F Bonds then Outstanding, be chosen by lot as provided in Section 5.02 of the Original Indenture; and the provisions of Section 5.05 of the Original Indenture shall be applicable to the redemption of such Series F Bonds and all matters related thereto.

The Company shall reimburse the Trustee, forthwith upon its request, for all sums paid or to be paid out as premium and interest upon Series F Bonds redeemed pursuant to the provisions of this Section.


ARTICLE V.

THE TRUSTEE.

Section 5.01. The Trustee shall be entitled to, may exercise, and shall be protected by, where and to the full extent that the same are applicable, all the rights, powers, privileges, immunities and exemptions provided in the Indenture, as if the provisions concerning the same were incorporated herein at length. The remedies and provisions of the Indenture applicable in case of any default by the Company thereunder are hereby adopted and made applicable in case of any default with respect to the properties included herein and, without limitation of the generality of the foregoing, there are hereby conferred upon the Trustee the same powers of sale and other powers over the properties described herein as are expressed to be conferred by the Indenture.


ARTICLE VI.

DEFASANCE.

Section 6.01. This Twenty-fourth Supplemental Indenture shall become void when the Indenture shall be void.


ARTICLE VII.

AMENDMENTS OF ORIGINAL INDENTURE.

Section 7.01. The Original Indenture is hereby amended pursuant to subparagraph (b) of Section 16.01 of the Original Indenture, as follows:

(a)  Section 1.02 (1) is amended by adding thereto the following sentence:

"The term 'Original Indenture' shall mean the Indenture dated as of August 1, 1954, as amended by Article VII of the First Supplemental Indenture dated as of October 1, 1954."

(b) Section 1.02 (7) is amended by substituting therein for the words "Western Massachusetts Companies" the words "Northeast Utilities".

(c)  Section 1.02 (33) is amended by adding thereto the following sentence:

"The total of all Property Additions shall be determined on the basis of the Cost or Fair Value thereof, whichever is less, and the total of all Property Retirements on the basis of the Cost thereof as and to the extent provided in
Section 1.02(32)."

(d)  Section 1.02 is amended by inserting at the end thereof the following:

(38) Replacement Fund Requirement

The term "Replacement Fund Requirement" (1) for any period of time, other than a period of twelve (12) consecutive calendar months which is not a calendar year, shall mean an amount equal to the sum of the minimum provisions for replacement of Depreciable Property for:

(i) each calendar year, if any, included within the period in question, and

(ii) the months, if any, included within such period which are subsequent to the end of the last completed calendar year, and

(2) for a period of twelve (12) consecutive calendar months which is not a calendar year shall mean the minimum provision for replacement of Depreciable Property for such period.

The minimum provision for replacement of Depreciable Property for a calendar year or any other period of twelve (12) consecutive calendar months shall be 2.25% (or such other percentage as shall be authorized or approved, upon application by the Company, by the Securities and Exchange Commission, or by any commission successor thereto, under the Public Utility Holding Company Act of 1935) of the average of the Company's Depreciable Property as at the beginning and end of such year or other period.

The minimum provision for replacement of Depreciable Property for the period of months subsequent to the end of the last completed calendar year shall be 1/12th of 2.25% (or such other percentage as shall be approved by the Securities and Exchange Commission as aforesaid) of the average of the Company's Depreciable Property as at the beginning and end of such period for each month included within such period.

(39) Depreciable Property

The term "Depreciable Property" shall mean, as of any specified time of computation, an amount, determined in accordance with generally accepted accounting principles, equal to the sum of (a) the aggregate of the Cost to the Company or the original cost (whichever is less) of the Mortgaged Property as defined in the Original Indenture, other than land, flowage rights, rights of way, water rights and other like undepreciable real estate and rights in real estate, and unfinished construction, excluding however any amount included in utility plant acquisition adjustments accounts or in any accounts for similar purposes, and (b) amounts included in the utility plant acquisition adjustments accounts or in accounts for similar purposes of the Company if (1) the Company shall have failed to provide a reserve therefor on its books and (2) the Company shall have failed to make provision for charges to income and/or periodic charges to surplus in lieu of charges to income adequate to permit the write-off thereof at the expiration of the estimated useful life of the property represented thereby.

(e) Section 1.02 (35) is amended by substituting in the second full paragraph thereof for the parenthesis "(but excluding charges to income for the amortization of plant and equipment (devoted to utility operation) account or amounts transferred therefrom)" the following parenthesis:

"(including such additional annual charges as shall be necessary to provide for complete amortization of depreciable plant and equipment (devoted to utility operation) account of hereafter acquired plant or systems at the close of their estimated useful life, and the amount, if any, by which the Replacement Fund Requirement for the period for which net earnings are calculated exceeds the depreciation charged to income in said period on the property on which the said Replacement Fund Requirement is based)"

(f) Section 1.03 is amended by changing Items D and E of the Form of Certificate of Available Net Property Additions set forth therein to read respectively as follows in any such Certificate filed with the Trustee after March 31, 1967:

D. (1) That the Cost of all Property Retirements made by the Company after May 31, 1954, and on or prior to December 31, 1956, is $

(2)  That the greater of (x), the Cost of all Property Retirements made by
the Company after December 31, 1966, and on or prior to          , 19
[here insert the date inserted in the second space in Item B] and (y) the Replacement Fund Requirement for the period between December 31, 1966, to and including [here insert the date inserted in the second space in Item B] is $

E. That the total of all Net Property Additions heretofore made the basis for the withdrawal of money from the hands of the Trustee pursuant to the provisions of Section 3.06 or of Section 8.03(b), or the issue of additional Bonds pursuant to Section 3.08, or irrevocably allocated for credit against the Improvement Fund pursuant to the provisions of Section 6.01, or (here insert the name of any Sinking Fund, Maintenance and Renewal Fund, Improvement Fund or analogous : fund created by Supplemental Indenture against the obligations of which Net Property Additions have been heretofore credited) or allocated to satisfy a Replacement Deficit and not thereafter reinstated pursuant to Section 4.18 is $

(g) Section 2.03 is amended by inserting between the first and second sections thereof the following sentence:

"The signature of any such officer or officers may be facsimile."

(h) Section 4.10 is amended by adding thereto a new sentence reading as follows:

"The Company will not permit any increase in the aggregate principal amount of the outstanding indebtedness secured by any such mortgage, encumbrance, or lien superior to the lien of this Indenture upon the Mortgaged Property, unless the additional obligations representing such increase are issued in exchange for or in lieu of outstanding obligations on the exercise by holders of such outstanding obligations of a right possessed by holders thereof at the date of acquisition by the Company of the property subject to such mortgage, encumbrance, or lien."

(i)  Article IV is amended as follows:

by substituting the following Section 4.17 for Section 4.17:

Section 4.17. That in every Certificate of Available Net Property Additions filed with the Trustee for any purpose under this Indenture, all Property Additions and all Property Retirements, the Cost or Fair Value of which is included in any such Certificate will comply with the definition herein of Property Additions and Property Retirements, respectively; that the Cost and Fair Value of all such Property Additions and the Cost of all such Property Retirements will be compiled in accordance with the definitions herein of Cost and Fair Value respectively; that no property which is not Fundable Property will be included in Item A or Item B of any such Certificate; and that no Property Additions which have once been Made the Basis for Action or Credit hereunder will thereafter be Made the Basis for Action or Credit hereunder unless reinstated pursuant to the provisions of Section 4.18, provided however that property at any time subject to the Lien hereof consisting solely of materials or supplies usable as components in the construction of electric utility or steam plant, and which has once been Made the Basis for Action or Credit hereunder may again be Made the Basis for subsequent Action or Credit hereunder when restored to service if it shall in the meantime have been retired from service and the Cost thereof (less any credit for salvage value actually received) shall then have been charged to the depreciation reserve, the reserve for contributions to extensions, or to the surplus account of the Company and such charge shall have been reflected in Item D of any Certificate of Available Net Property Additions filed with the Trustee pursuant to the provisions of Sections 3.06, 3.08, 6.02(b), 8.03(b) or 4.18.

and by adding the following Section 4.18 thereto:

Section 4.18. On or before May 1 of each year, beginning with the year 1968, the Company will deliver to the Trustee an Officers' Certificate (hereinafter called the Maintenance Certificate), which shall be dated within thirty (30) days of the date of delivery to the Trustee and shall state:

(i) the Replacement Fund Requirement for the period between December 31, 1966, and the January 1 which next precedes the date of the Certificate;

(ii) the amount specified pursuant to Item (i) in the Maintenance
Certificate, if any, filed in the preceding calendar year;

(iii) the difference between the amount specified in Item (i) and the amount specified in Item (ii) above;

(iv) the amount expended by the Company for Property Additions made in the period between December 31, 1966, and that January 1, which next precedes the date of the Certificate;

(v) the amount specified pursuant to Item (iv) in the Maintenance Certificate, if any, filed in the preceding calendar year;

(vi) the difference between the amount specified in Item (iv) above and the amount specified in Item (v) above;

(vii) any Available Replacement Credit, as hereinafter defined, and the computation thereof; and

(viii) the Replacement Credit or Replacement Deficit, as hereinafter defined.

The amount "expended by the Company for Property Additions", for purposes of this Section, shall not include (a) any amount on account of Property Additions acquired by the Company which were used by another Person in a business or for a purpose similar to the business of, or to their proposed use by, the Company or acquired by merger or consolidation or (b) any amount expended for the acquisition of any property disposed of by the Company within the year immediately preceding such acquisition.

The term "Replacement Credit" shall mean the excess of the sum of the amounts stated pursuant to Items (vi) and (vii) of the Maintenance Certificate over the amount stated pursuant to Item (iii).

The term "Available Replacement Credit" shall mean the amount of the Replacement Credit, if any, stated in Item (viii) of the latest Maintenance Certificate filed with the Trustee after deducting the principal amount of Bonds and cash which, pursuant to the terms of this Section, were transmitted to the Trustee and subsequently withdrawn and/or the Cost or Fair Value of any Available Net Property Additions allocated to satisfy a Replacement Deficit to the extent subsequently reinstated as hereafter in this Section provided.

The term "Replacement Deficit" shall mean the amount by which amounts stated pursuant to Item (iii) of the Maintenance Certificate exceed the sum of the amounts stated pursuant to Items (vi) and (vii).

In case any Maintenance Certificate shows any Replacement Deficit, the Company will, concurrently with the filing of such Certificate, satisfy such Replacement Deficit by any one or more of the following methods:

1.   depositing cash with the Trustee; or

2.   depositing Outstanding Bonds to the Trustee; or

3.   allocating Available Net Property Additions.

For the purposes of this Section, Bonds so deposited shall be taken at the aggregate principal amount thereof and credit shall be allowed in an amount equal to 100% of Available Net Property Additions.

If Outstanding Bonds shall be deposited with the Trustee to satisfy a Replacement Deficit, the Company shall deliver to the Trustee an Officers' Certificate containing the statements described in subparagraph (d)(l) of
Section 3.04 of the Original Indenture, and a further statement that the Bonds so deposited comply with the definition of Outstanding contained in the Original Indenture.

If Available Net Property Additions shall be allocated to satisfy a Replacement Deficit, the Company shall deliver to the Trustee a Certificate of Available Net Property Additions, an Accountant's Certificate similar, except for necessary variations, to the Accountant's Certificate described in subparagraph (f) of Section 3.08 of the Original Indenture, an Engineer's Certificate similar, except for necessary variations, to the Engineer's Certificate described in subparagraph (g) of Section 3.08 of the Original Indenture, and an Opinion of Counsel to the effect that the Property Additions described in Item B of said Certificate of Available Net Property Additions are Fundable Property within the definition thereof contained in the Original Indenture.

At any time while the Trustee shall be holding cash or Bonds deposited with it or while Available Net Property Additions have been allocated in satisfaction of the Replacement Deficit and not reinstated, in all cases pursuant to the provisions of this Section, the Company may:

1. substitute Outstanding Bonds or Available Net Property Additions for such cash, Outstanding Bonds for Available Net Property Additions so allocated, or Available Net Property Additions for Bonds so deposited, the basis of substitution being the same as the basis for deposit hereinbefore set forth;

Bonds may be substituted for cash or for Available Net Property Additions upon written application made by the Company accompanied by an Officers' Certificate substantially similar to the Officers' Certificate required in connection with the deposit of Bonds with the Trustee; Available Net Property Additions may be substituted for cash or for Bonds upon written application made by the Company accompanied by Certificates substantially similar to the Certificates required in connection with the allocation of Available Net Property Additions in satisfaction of a Replacement Deficit;

2. withdraw cash or Bonds upon written application therefor accompanied by an Officers' Certificate stating

(i) the amount of cash or the aggregate principal amount of Bonds to be withdrawn;

(ii) the Available Replacement Credit on the date of the Certificate, which shall at least equal the amount of the cash or the aggregate principal amount of the Bonds to be withdrawn, and the computation thereof; and

(iii) that to the best of the knowledge and belief of such Officers the Company is not in default in the performance and observance of any terms, covenants, and conditions of the Indenture;

3. reinstate the Cost or Fair Value of Available Net Property Additions allocated in satisfaction of any Replacement Deficit or for the withdrawal of cash or of Bonds as above provided in an amount equal to any Available Replacement Credit upon the filing with the Trustee of an Officers' Certificate stating the Available Replacement Credit and the amount of the Available Net Property Additions to be reinstated and that the Company is not in default in the performance and observance of any terms, covenants and conditions of the Indenture, and thereupon the Available Net Property Additions so reinstated may be made the Basis for Action or Credit hereunder in all Certificates of Available Net Property Additions thereafter filed with the Trustee.

Except as hereinbefore provided for the withdrawal of cash or Bonds, any cash deposited with the Trustee pursuant to the provisions of this Section shall be held and disposed of pursuant to the provisions of Section 8.02 of the Original Indenture, and any Bonds deposited with the Trustee shall be held by the Trustee and while so held shall not be made the basis for the certification of Bonds, the withdrawal, use or application of cash, or the release of property under the provisions of the Indenture or used to satisfy a Replacement Deficit or to satisfy any other requirements of the Indenture.

No payment by way of principal, interest, or otherwise on any Bonds held by the Trustee shall be made or demanded by the Trustee while so held.


ARTICLE VIII.

MISCELLANEOUS PROVISIONS.

     Section 8.01. The recitals in this Twenty-fourth Supplemental Indenture shall be taken as recitals by the Company alone, and shall not be considered as made by or as imposing any obligation or liability upon the Trustee, nor shall the Trustee be held responsible for the legality or validity of this Twenty-fourth Supplemental Indenture, and the Trustee makes no covenants or representations, and shall not be responsible, as to or for the effect, authorization, execution, delivery, or recording of this Twenty-fourth Supplemental Indenture, except as expressly set forth in the Original Indenture. The Trustee shall not be taken impliedly to waive by this Twenty-fourth Supplemental Indenture any right it would otherwise have. As provided in the Original Indenture, this Twenty-fourth Supplemental Indenture shall hereafter form a part of the Indenture.

Section 8.02. If and to the extent that any provision of this Twenty-fourth Supplemental Indenture limits, qualifies, or conflicts with another provision of the Indenture required by any of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939 to be included in an indenture to be qualified under said Act, such required provision shall control.

Section 8.03. This Twenty-fourth Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which shall be deemed an original; and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument, which shall for all purposes be sufficiently evidenced by any such original counterpart.

Section 8.04. This Twenty-fourth Supplemental Indenture is intended to be filed under the Uniform Commercial Code of Massachusetts as a financing statement or as an amendment to a financing statement previously filed, Western Massachusetts Electric Company, 174 Brush Hill Avenue, West Springfield, in said County of Hampden, said Commonwealth, being the debtor, and Old Colony Trust Company, 1 Federal Street, Boston, in the County of Suffolk, said Commonwealth, being the secured party.

IN WITNESS WHEREOF, said Western Massachusetts Electric Company has caused this instrument to be executed in its corporate name its President, or one of its Vice Presidents, "thereunto duly authorized, and its corporate seal to be hereto affixed, attested by its Clerk or an Assistant Clerk, and said Old Colony Trust Company teas caused this instrument to be executed in its corporate name by one of its Vice Presidents, "thereunto duly authorized, and its corporate seal to be hereto affixed, all as of the day and year first above written.

     WESTERN MASSACHUSETTS ELECTRIC COMPANY
          By /s/PAUL H. MEHRTENS
                    President

Attest:

/s/N. F. PLANTE
Clerk

Signed, sealed and delivered by Western Massachusetts Electric Company in our presence:

PAUL J. SULLIVAN

W. L. MITCHELL


     OLD COLONY TRUST COMPANY
          By J. J. WALSH
                    Vice President

Signed, sealed and delivered by Old Colony Trust Company in our presence:

M. R. WALSH

H. G. MAGUIRE


COMMONWEALTH OF MASSACHUSETTS

HAMPDEN, ss.

On this 21th day of March in the year 1967 before me personally came PAUL H. MEHRTENS and N. F. PLANTE, both to me personally known, who being by me duly sworn did depose and say that they are respectively President and Clerk of Western Massachusetts Electric Company, one of the corporations described in and which executed the foregoing instrument; that they know the seal of said corporation; that the seal affixed to said instrument opposite the execution was affixed thereto pursuant to the authority of its Board of Directors; that they signed their respective names thereto by like authority; and each of them acknowledged said instrument to be his free act and deed in his said capacity and the free act and deed of Western Massachusetts Electric Company.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, at West Springfield in said Commonwealth, the day and year first above written.

          MARIE A. NOLIN
          Notary Public for
     the Commonwealth of Massachusetts


My commission expires: Dec. 1, 1972


COMMONWEALTH OF MASSACHUSETTS

SUFFOLK, ss.

On this 21th day of March in the year 1967 before me personally came J. J. WALSH, to me personally known, who being by me duly sworn did depose and say that he is a Vice President of Old Colony Trust Company, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument opposite the execution was affixed thereto pursuant to the authority of its Board of Directors; that he signed his name thereto by like authority; and he acknowledged said instrument to be his free act and deed in his said capacity and the free act and deed of Old Colony Trust Company.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, at Boston in said Commonwealth, the day and year first above written.

          MARIETTA R. LYNCH
          Notary Public for
          the Commonwealth of Massachusetts


MY commission expires: Jan. 25, 1974


I, the undersigned, Clerk of WESTERN MASSACHUSETTS ELECTRIC COMPANY, hereby CERTIFY that at an adjourned session of a special meeting of the stockholders of said Company, duly convened and held at West Springfield, Massachusetts, on March 16, 1967, the following vote was duly adopted by the affirmative vote of all the outstanding stock of said Company; and I, the undersigned, FURTHER CERTIFY that at a meeting of the Board of Directors of said Company, duly called and held on March 16, 1967, at which a quorum was present and voting, the same identical vote was duly adopted by said Board:

Voted:    That the form, as presented to this meeting, of the proposed
Twenty-fourth Supplemental Indenture to be dated as of March 1, 1967, between the Company and Old Colony Trust Company, as its Trustee, under the First Mortgage Indenture and Deed of Trust dated as of August 1, 1954, which Twenty-fourth Supplemental Indenture conveys, transfers, and/or assigns to said Old Colony Trust Company as Trustee as aforesaid all property of the character defined as Fundable Property in definition (28) of Section 1.02 of said First Mortgage Indenture, is hereby approved and the proper officers of the Company are severally authorized to execute and deliver the same in the name and on behalf of the Company.

AND I FURTHER CERTIFY that PAUL H. MEHRTENS is the President of said Company, duly authorized to execute in the name and on behalf of said Company, the foregoing Twenty-fourth Supplemental Indenture dated as of March 1, 1967; that I am the Clerk of said Company, duly authorized to attest the ensealing of said Twenty-fourth Supplemental Indenture; that the Twenty-fourth Supplemental Indenture to which this certificate is attached is substantially in the form presented to and approved at each of said meetings held March 16, 1967; that the foregoing is a correct copy of the vote adopted at each of said meetings; and that the foregoing vote, as adopted at each of said meetings, remains in full force and effect without alteration.

IN WITNESS WHEREOF, I have hereunto subscribed my name as Clerk and have caused the corporate seal of the Company to be hereunto affixed on March 21, 1967.

     N. F. PLANTE
               Clerk